EXHIBIT 12

                                              COLOR TILE, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY
                                         COMPUTATION OF RATIO EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                         (Amounts in Thousands Except Ratios)
                                                                     Fiscal Year Ended

                                 ----------------------------------------------------------------------------------------
                                 Predecessor Company                                                         Pro Forma
                                 ----------------------------------------------------------------------------------------
                                 January 1,    December 31,    December 30,    December 29,    January 3,    January 3,
                                    1989           1989            1990            1991           1993          1993
                                 ----------------------------------------------------------------------------------------
Earnings:
 Pre-tax income (loss) from
  continuing operations          $ 2,513        ($24,489)       ($21,804)       ($30,627)       ($20,152)     ($28,717)

Add:
 Interest and amortization of
   deferred financing costs       43,999          39,584          51,575          52,526          25,799        39,234
 Portion of rent expense
   representive of an
   interest factor                 6,215           5,473           6,403           7,540           7,788         7,835
                                 ----------------------------------------------------------------------------------------

Fixed Charges:                    50,214          45,057          57,978          60,066          33,587        47,069
                                 ----------------------------------------------------------------------------------------

Earnings                         $52,727         $20,568         $36,174         $29,439         $13,435       $18,352
                                 ========================================================================================

Earnings insufficient to cover
  fixed charges                     --           $24,289         $21,804         $30,627         $20,152       $28,717
Ratio of earnings to fixed
  charges                           1.05x           --              --              --              --            --
Preferred dividends              $ 4,900         $ 4,900         $ 2,900         $ 2,900         $ 5,697       $ 5,697
Total fixed charges and
  Preferred dividends            $55,114         $49,957         $60,878         $62,966         $39,284       $52,766
Earnings insufficient to cover
  fixed charges and preferred
  dividends                      $ 2,387         $29,389         $24,704         $33,527         $25,849       $34,414

Ratio of earnings to fixed
  charges and preferred
  dividends                         --              --              --              --              --            --

                                                      Nine Months Ended
                                   -------------------------------------------------
                                                                          Pro Forma
                                    September 27,       October 3,       October 3,
                                        1992               1993             1993
                                   -------------------------------------------------
Earnings:
 Pre-tax income (loss) from
  continuing operations            $ 7,044           ($1,274)          ($7,424)
                                   -------------------------------------------------

Add:
 Interest and amortization of
   deferred financing costs         20,743            14,478            25,460
 Portion of rent expense
   representive of an
   interest factor                   5,246             6,040             6,089
                                   -------------------------------------------------


Fixed Charges:                      25,989            20,518            31,549
                                   -------------------------------------------------

Earnings                           $33,033           $19,244           $24,125
                                   =================================================


Earnings insufficient to cover
  fixed charges                      --              $ 1,274           $ 7,424
Ratio of earnings to fixed
  charges                             1.27x             --                --
Preferred dividends                $ 3,069           $ 7,805           $ 7,805
Total fixed charges and
  Preferred dividends              $29,058           $28,323           $39,354
Earnings insufficient to cover
  fixed charges and preferred
  dividends                           --             $ 9,079           $15,229

Ratio of earnings to fixed
  charges and preferred
  dividends                           1.14x             --                --

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(1)     The ratio of earnings to fixed charges, before the 1992 special charges of $30,000, was 1.29x for the fiscal year ended January 3, 1993.
(2) The ratio of earnings to fixed charges, before the loss on the disposition of the Canadian retail operations of $9,500, was 1.36x for the nine minths ended October 3, 1993.